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                                                                  Exhibit 23.1

                         Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3, 333-74442) and related Prospectus of Sedona Corporation for the registration of 10,690,514 shares of its common stock and to the incorporation by reference therein of our report dated March 30, 2001, with respect to the consolidated financial statements of Sedona Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 8, 2002


                                  End of Filing